SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               MediaX Corporation
             (Exact name of Registrant as specified in its charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)

                                   84-1107138
                        (IRS Employer Identification No.)

            8522 National Boulevard, Suite 110, Culver City, CA 90232 (Address of Principal Executive Offices, including ZIP Code)

           Mediax 1996 Stock Option Plan and Consulting Fee Agreements
                            (Full title of the plan)

                 Nancy Poertner, President, MediaX Corporation,
            8522 National Boulevard, Suite 110, Culver City, CA 90232
                     (Name and address of agent for service)

                                 (310) 815-8002
          (Telephone number, including area code, of agent for service)

                                                      [MEDIAX\FS8:MAR1999.wpd]-2


                         CALCULATION OF REGISTRATION FEE

                                                                      Proposed
                                             Proposed                 Maximum
                         Amount of           Maximum                  Aggregate      Amount of
Title of Securities      Shares              Offering                 Offering       Registration
to be Registered         to be Registered    Price Per Share(1)       Price(1)       Fee
-------------------      ----------------    ------------------       ----------     ------------

$.0001 par value         10,000              $2.21                    $   22,100     $  1.72
Common Stock

 $.0001 par value        10,000              $2.21                    $   22,100     $  1.72
Common Stock

 $.0001 par value        120,000             $2.80                    $  336,000     $ 26.21
Common Stock
underlying  stock
option

$.0001 par value         500,000             $2.21                    $1,105,000     $ 86.19
Common Stock
underlying 1996
Stock Option Plan

          TOTALS         640,000                                      $1,485,200     $115.84

(1) This calculation is made solely for the purposes of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act and is calculated on the basis of the average of the high and low prices per share of the Common Stock reported on the OTC Bulletin Board as of a date within five business days prior to the filing of this Registration Statement or on the exercise price of the option to purchase common stock.

                                                      [MEDIAX\FS8:MAR1999.wpd]-2

                                   PROSPECTUS

                               MediaX Corporation
                       8522 National Boulevard, Suite 110,
                              Culver City, CA 90232
                                 (310) 815-8002

                        (640,000 SHARES OF COMMON STOCK)

         This Prospectus relates to the offer and sale by MediaX Corporation, a Nevada corporation (the "Company"), of shares of its $.0001 par value per share common stock (the "Common Stock") to certain advisors and consultants (the "Consultants") pursuant to Consulting Agreements entered into between the Company and the Consultants. The Company is registering hereunder and then issuing, upon receipt of adequate consideration therefor, to the Consultants 20,000 shares of Common Stock and options to purchase 120,000 shares of Common Stock in consideration for services to be performed under the respective
Consulting Agreements. Of the shares registered hereunder 500,000 shares are issuable to the Employees pursuant to the 1996 Stock Option Plan.

         The Common Stock is not subject to any restriction on transferability. Recipients of shares other than persons who are "affiliates" of the Company within the meaning of the Securities Act of 1933 (the "Act") may sell all or part of the shares in any way permitted by law, including sales in the over-the-counter market at prices prevailing at the time of such sale. 1,000,000 shares issuable to the Employees, pursuant to the 1996 Stock Option Plan, are being registered for affiliates of the Company. An affiliate is summarily, any director, executive officer or controlling shareholder of the Company or anyone of its subsidiaries. An "affiliate" of the Company is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If a Consultant who is not now an "affiliate" becomes an "affiliate" of the Company in the future, he would then be subject to Section 16(b) of the Exchange Act. (See "General Information Restrictions on Resales").

         The Common Stock is traded on the OTC Bulletin Board under the symbol "MXMX".

                  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  The date of this Prospectus is March 17, 1999

                                                      [MEDIAX\FS8:MAR1999.wpd]-2

         This Prospectus is part of a Registration Statement which was filed and became effective under the Securities Act of 1933, as amended (the "Securities Act"), and does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (the "Commission") under the Securities Act. The statements in this Prospectus as to the contents of any contracts or other documents filed as an exhibit to either the Registration Statement or other filings by the Company with the Commission are qualified in their entirety by the reference thereto.

         A copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: MediaX Corporation, 8522 National Boulevard, Suite 110, Culver City, CA 90232; Telephone:
(310) 815-8002.

         The Company is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports, as well as the proxy statements, information statements and other information filed by the Company under the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W. Washington D.C. 20549. Copies may be obtained at the prescribed rates. The Company's shares are traded on the Electronic Bulletin Board under the symbol "MXMX".

         No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any person to whom it is unlawful to make an offer or solicitation.

         Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has not been a change in the affairs of the Company since the date hereof.

                                                      [MEDIAX\FS8:MAR1999.wpd]-2

                                TABLE OF CONTENTS

Information Required in the Section 10(a) Prospectus ......................6

Item 1.  Plan Information..................................................6

         General Information...............................................6

         The Company.......................................................6
         Purposes..........................................................6
         Common Stock......................................................6
         The Consultants...................................................6
         No Restrictions on Transfer.......................................6
         Tax Treatment to the Consultants..................................6
         Tax Treatment to the Company......................................7
         Restrictions on Resales...........................................7

Documents Incorporated by Reference and Additional Information.............8

Item 2.  Registrant Information and Employee Plan Annual Information.......8

         Legal Opinion and Experts.........................................8
         Indemnification of Officers and Directors.........................8

Information Required in the Registration Statement.........................9

Item 3.  Incorporation of Documents by Reference...........................9

Item 4.  Description of Securities.........................................9

Item 5.  Interests of Named Experts and Counsel............................9

Item 6.  Indemnification of Directors and Officers.........................9

Item 7.  Exemption from Registration Claimed...............................11

Item 8.  Exhibits..........................................................11

Item 9.  Undertakings......................................................12

Signatures . . . . . . . . ................................................14

Exhibit Index . . . . .....................................................16

                                                      [MEDIAX\FS8:MAR1999.wpd]-2

                                     PART I

                    INFORMATION REQUIRED IN THE SECTION 10(a)

                                   PROSPECTUS

Item 1.           Plan Information

GENERAL INFORMATION

The Company

         The Company has its principal executive offices at 8522 National Boulevard, Suite 110, Culver City, CA 90232 (Telephone: (310) 815-8002).

Purposes

         The Common Stock to be issued by the Company to certain Consultants will be issued pursuant to Consulting Agreements entered into between these Consultants and the Company, which agreements have been approved by the Board of Directors of the Company (the "Board of Directors"). The Consulting Agreements are intended to provide a method whereby the Company may be stimulated by the personal involvement of the Consultants in the Company's future prosperity, thereby advancing the interests of the Company, and all of its shareholders. Copies of the agreements and the Plan have been filed as exhibits to this Registration Statement.

Common Stock

         The Board has authorized the issuance of up to 640,000 shares of the Common Stock to the Consultants and upon effectiveness of this Registration Statement.

The Consultants

         The Consultants have agreed to provide their expertise and advice to the Company for the purposes set forth in their agreements with the Company.

No Restrictions on Transfer

         The Consultants will become the record and beneficial owners of the shares of Common Stock upon issuance and delivery and are entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the Common Stock.

Tax Treatment to the Consultants

         The Common Stock is not qualified under Section 401(a) of the Internal Revenue Code. The Consultants, therefore, will be required for federal income tax purposes to recognize ordinary income during the taxable year in which the first of the following events occurs: (a) the shares become freely transferable, or (b) the shares cease to be subject to a substantial risk of forfeiture.

                                                      [MEDIAX\FS8:MAR1999.wpd]-2

Accordingly, absent a specific contractual provision to the contrary the Consultants will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer. If, however, the Consultants receive shares of common stock pursuant to the exercise of an option or options at an exercise price below the fair market value of the shares on the date of exercise, the difference between the exercise price and the fair market value of the stock on the date of exercise will be deemed ordinary income for federal income tax purposes. The Consultants are urged to consult each of their tax advisors on this matter. Further, if any recipient is an "affiliate",
Section 16(b) of the Exchange Act is applicable and will affect the issue of taxation.

Tax Treatment to the Company

         The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion will be an expense deductible by the Company for federal income tax purposes in the taxable year of the Company during which the recipient recognizes income.

Restrictions on Resales

         In the event that an affiliate of the Company acquires shares of Common Stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. Further, in the event that any affiliate acquiring shares hereunder has sold or sells any shares of Common Stock in the six months preceding or following the receipt of shares hereunder, any so called "profit", as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to the Company. Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under Section 16(b) of the Exchange Act. The Company has agreed that for the purpose of any "profit" computation under 16(b) the price paid for the common stock issued to affiliates is equal to the value of services rendered. Shares of Common Stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.

                                                      [MEDIAX\FS8:MAR1999.wpd]-2

                       DOCUMENTS INCORPORATED BY REFERENCE
                                       AND
                             ADDITIONAL INFORMATION

         The Company hereby incorporates by reference (i) its annual report on Form 10-KSB for the year ended December 31, 1997, filed pursuant to Section 13 of the Exchange Act, (ii) any and all Forms 10-Q (or 10-QSB) filed under the Securities or Exchange Act subsequent to any filed Form 10-K (or 10-KSB), as well as all other reports filed under Section 13 of the Exchange Act, and (iii) its annual report, if any, to shareholders delivered pursuant to Rule 14a-3 of the Exchange Act. In addition, all further documents filed by the Company pursuant to Section 13, 14, or 15(d) of the Exchange Act prior to the termination of this offering are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing. All documents which when together, constitute this Prospectus, will be sent or given to participants by the Registrant as specified by Rule 428(b)(1) of the Securities Act.

Item 2.           Registrant Information and Employee Plan Annual Information

         A copy of any document or part thereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: MediaX Corporation, 8522 National Boulevard, Suite 110, Culver City, CA 90232 (Telephone:
(310) 815-8002).

Legal Opinion and Experts

         Richard O. Weed has rendered an opinion on the validity of the securities being registered. Mr. Weed is not an "affiliate" of the Company. He currently does not own any shares of the Company's common stock.

         The financial statements of MediaX Corporation incorporated by reference in this Prospectus for the year ended December 31, 1997 have been audited by Davis & Co., CPA's, P.C., independent certified public accountants, as set forth in their report incorporated herein by reference, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Indemnification of Officers and Directors

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                                      [MEDIAX\FS8:MAR1999.wpd]-2

                                     PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

Item 3.                   Incorporation of Documents by Reference

         Registrant hereby states that (i) all documents set forth in (a) through (c), below, are incorporated by reference in this registration statement, and (ii) all documents subsequently filed by registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

               (a) Registrant's latest Annual Report,  whether filed pursuant to
          Section 13(a) or 15(d) of the Exchange Act;

               (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by annual report referred to in (a), above; and

               (c) The latest prospectus filed pursuant to Rule 424(b) under the Securities Act.

Item 4.                   Description of Securities

         No description of the class of securities (i.e. the $.0001 par value Common Stock) is required under this item because the Common Stock is registered under Section 12 of the Exchange Act.

Item 5.                   Interests of Named Experts and Counsel

         Mr. Weed does not own any shares of the Company's common stock.

Item 6.                   Indemnification of Directors and Officers

         The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of registrant is insured or indemnified in any manner against any liability which they may incur in their capacity as such is Sections 78.7502 and 78.751, the text of which is set forth below.

         Section  78.7502.   Discretionary  and  mandatory   indemnification  of
officers, directors, employees and agents: General provisions

         1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines

                                                      [MEDIAX\FS8:MAR1999.wpd]-2
and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         Section    78.751.    Authorization    required    for    discretionary
indemnification; advancement of expenses; limitation on indemnification and advancement of expenses

         1. Any discretionary indemnification under NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

          (a) By the stockholders;

          (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

          (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

          (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

                                                      [MEDIAX\FS8:MAR1999.wpd]-2

         2. The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

         3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section:

         (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

          (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Item 7.           Exemption from Registration Claimed

                  Not applicable.

Item 8.           Exhibits

                  (a)  The  following   exhibits  are  filed  as  part  of  this
         registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

         Exhibit No.      Title

         1.               Not required.
         2.               Not required.
         3.               Not required.
         4.               Not applicable.
         5. Opinion of Richard O. Weed regarding the legality of the securities registered.
         6.               Not required.
         7.               Not required.
         8.               Not required.
         9.               Not required.
         10.              A.        Consulting Agreement with Richard O. Weed
                          B.        Consulting Agreement with Steven H. Dong
                          C.        1996 Stock Option Plan and Amendment
         11.              Not required.

                                                      [MEDIAX\FS8:MAR1999.wpd]-2

         12.              Not required.
         13.              Not required.
         14.              Not required.
         15.              Not required.
         16.              Not required.
         17.              Not required.
         18.              Not required.
         19.              Not required.
         20.              Not required.
         21.              Not required.
         22.              Not required.
         23.              Not required.
         24.1             Consent   of  Richard  O.  Weed,  special  counsel  to
                          registrant, to the use of his opinion with respect to the legality of the securities being registered hereby and to the references to him in the Prospectus filed as a part hereof.
         24.2             Consent of Davis & Co., CPA's, P.C.
         25.              Not applicable.
         26.              Not applicable.
         27.              Not applicable.
         28.              Not applicable.
         29.              Not applicable.
--------------------------------

Item 9.           Undertakings

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

               (i) include any prospectus required by Section 10 (a) (3) of the Securities Act;

               (ii) reflect in the  prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                                                      [MEDIAX\FS8:MAR1999.wpd]-2

               (iii)include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraph is incorporated by reference from periodic reports filed by the registrant small business issuer under the Exchange Act.

          (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To  remove  from   registration  by  means  of  a  post-effective
               amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14e-3 under the Securities Exchange Act of 1934; and, where interim financial information require to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                                      [MEDIAX\FS8:MAR1999.wpd]-2

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Culver City, State of California on the 17th day of March 1999.

                                        MediaX Corporation
                                        (Registrant)

                                        By:  /s/  Nancy Poertner
                                             ---------------------------------
                                                  Nancy Poertner, President

         Pursuant to the requirements of the 1933 Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated:


     Signatures                    Title          Date
-----------------------------      --------       --------------

/s/  Nancy Poertner                Director       March 17, 1999
     ------------------------
     Nancy Poertner

/s/  Rainer Poertner               Director       March 17, 1999
     ------------------------
     Rainer Poertner

/s/  Mathew MacLaurin              Director       March 17, 1999
     ------------------------
     Mathew MacLaurin

                                                      [MEDIAX\FS8:MAR1999.wpd]-2

                         FORM S-8 REGISTRATION STATEMENT

                                  EXHIBIT INDEX

         The following Exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:


      Exhibit
     Number in
   Registration
     Statement      Description
------------------  -----------------------------------------------------------
5.                  Opinion of Counsel
10.                 A.       Consulting Agreement with Richard O. Weed
                    B.       Consulting Agreement with Steven H. Dong
                    C.       1996 Stock Option Plan and Amendment
24.1                Consent of Richard O. Weed to Use of Opinion
24.2                Consent of Davis & Co., CPA's, PC

                                                      [MEDIAX\FS8:MAR1999.wpd]-2

                                   EXHIBIT 5.

                               OPINION OF COUNSEL



                                  ARCHER & WEED
                             Special Project Counsel

      4695 MACARTHUR COURT, SUITE 530, NEWPORT BEACH, CALIFORNIA 92660-2164
                TELEPHONE (949) 475-9086 FACSIMILE (949) 475-9087

WRITER'S DIRECT NUMBER
      (949) 475-7730



                                 March 17, 1999

Board of Directors
MediaX Corporation
8522 National Boulevard, Suite 110,
Culver City, CA 90232

         Re:  Form S-8 Registration Statement Opinion of Counsel

Gentlemen:

         I have acted as a special counsel for MediaX Corporation a Nevada corporation (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, (the "Act") of a registration statement on Form S-8 (the "Registration Statement"), relating to the offer and sale of 640,000 shares of Common Stock, $.0001 par value (the "Common Stock") to consultants of the Company, in consideration for services performed and to be performed on behalf of the Company under the terms and conditions of certain consulting agreements (the "Consulting Agreements").

         As special counsel for the Company, I have examined the Company's articles of incorporation, bylaws, minute book, and certain other corporate records. For the purpose of the opinions expressed below, I have also examined the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the Common Stock in this offering.

         In arriving at the opinions set forth below, I have examined and relied upon originals or copies, certified or otherwise identified to my satisfaction, of corporate records (including the Registration Statement with its exhibits) provided by the officers of the Company. I have made such investigations of law as I have considered necessary or appropriate as a basis for my opinions.

Mediax Corporation
March 17, 1999

         My opinions are qualified in all respects by the scope of the document examination and I make no representation as to the sufficiency of my investigation for your purpose. I have not made any document examination or rendered any other advice other than as described herein and I at all times have assumed and relied upon the truth and completeness of the information, statements and representations which have been given by the Company to me. I do not express any opinion with respect to the completeness, adequacy, accuracy or any other aspect of the financial statements incorporated by reference in the Registration Statement.

         In rendering this opinion, I have assumed, without independently verifying such assumptions, and this opinion is based and conditioned upon the following: (i) the genuineness of the signatures on and the enforceability of all instruments, documents and agreements examined by me and the authenticity of all documents furnished for my examination as originals and the conformity to the original documents of all documents furnished to me as copies; (ii) where an executed document has been presented to me for my review, that such document has been duly executed on or as of the date stated and that execution and delivery was duly authorized on the part of the parties thereto; (iii) each of the foregoing certificates, instruments and documents being duly authorized, executed and delivered by or on behalf of all the respective parties thereto, and such instruments and documents being legal, valid binding obligations of such parties; (iv) the truth and accuracy of representations and statements made in the documents received from the State of Nevada; and (vi) MediaX Corporation will be operated in accordance with the terms of its charter documents and the laws of the State of Nevada and the terms of the instruments or documents referred to above.

         Based upon the foregoing, I am of the opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, the jurisdiction of its incorporation.

         2. The terms and provisions of the Common Stock conform to the description thereof contained in the Registration Statement, and the form of the stock certificates used to evidence the Common Stock are in good and proper form and no stockholder is entitled to preemptive rights to subscribe for or purchase any of the Common Stock.

         3. Based upon the foregoing, I am of the opinion that the issuance and the sale of the shares of Common Stock in this offering has been duly and validly authorized, and subject to compliance with the provisions of the written agreements, the Common Stock issuable under the Consulting Agreements will duly authorized and validly issued as fully paid and non-assessable shares of Common Stock.

         I am admitted to practice in the State of California and the State of Texas. I am not admitted to practice in Nevada, the state of incorporation of the Company, or in any other jurisdictions other than California and Texas, in which the Company may own property or transact business. My opinions herein are with respect to federal law only and, to the extent my opinions are derived from the laws of other jurisdictions, are based upon an examination of all relevant authorities and the documents referenced herein and are believed to be correct. However, except for pending litigation or claims matters, I have not directly obtained legal opinions as to such matters from attorneys licensed in such other jurisdictions. No opinion is expressed upon any conflict of law issues. My opinions are qualified to the extent that enforcement of rights and remedies are subject to bankruptcy, insolvency, fraudulent conveyance, moratorium, and other laws of general application or equitable principles affecting the rights and

Mediax Corporation
March 17, 1999

remedies of creditors and security holders and to the extent that the availability of the remedy of specific performance or of injunctive relief is subject to the discretion of the court before which any proceeding may be brought.

         This opinion is limited to matters existing as of this date, and no responsibility is assumed to advise you of changes (factual or legal) which may hereafter occur, whether deemed material or not.

         This opinion is furnished by me to you as special counsel for the Company and it is solely for your benefit. This opinion is not to be used, circulated, quoted or otherwise referred to in whole or in part for any purpose, other than as set forth in my written consent.

                                        Very truly yours,

                                        /s/  Richard O. Weed
                                        ---------------------------------------
                                             Richard O. Weed

                                   EXHIBIT 10A
                        FEE AGREEMENT FOR LEGAL SERVICES
                                     (1999)

         This agreement is between MediaX Corporation ("Client") whose address is 8522 National Boulevard, Suite 110, Culver City, California 90232 and Richard
O. Weed, Archer & Weed whose address is 4695 MacArthur Court, Suite 530, Newport Beach, California 92660.

         Richard O. Weed has agreed to provide legal services to Client with respect to any and all legal matters or special projects referred to Richard O. Weed by Client from time to time. This agreement is made in advance as to the conditions and guidelines that will govern the relationship between the parties.

         To protect both of the parties and to comply with professional obligations, we have already discussed with each other and resolved any potential conflicts of interest with present or former clients. The services which Richard O. Weed will provide shall be in accordance with the following terms and conditions:

Professional Fees

         Fees will be based upon the reasonable value of Richard O. Weed's services as determined in accordance with the American Bar Association Model Code of Professional Responsibility and the California & Texas Rules of Professional Conduct. Fees will be based on the rates charged by Richard O. Weed.

         Richard O. Weed's rate under this agreement shall be $120 per hour. It is anticipated that Client and Richard O. Weed will agree on a fixed fee for special projects from time to time. The fixed fee arrangements for special projects will be agreed to in writing from time to time.

         Client understands Richard O. Weed's billing rate may be reasonably adjusted from time to time, but not more frequently than annually. Notice of any such adjustments will be given within a reasonable time. Client further understands that during the course of Richard O. Weed's engagement, it may be necessary or advisable to delegate various portions of this matter to others.

Costs and Expenses

         Client understands that in the course of representation, it may be necessary for Richard O. Weed to incur certain costs or expenses. Client will reimburse Richard O. Weed for certain costs or expenses actually incurred and reasonably necessary for completing the assigned matter, as long as the charges for costs and expenses are competitive with other sources of the same products or services. More particularly, Client will reimburse Richard O. Weed in accordance with the following guidelines:

         1. Computer-Related Expenses - Client will reimburse Richard O. Weed for computerized research and research services. However, any charges over $500 per month will require approval.

Client also encourages Richard O. Weed to utilize computer services which will enable Richard O. Weed to more efficiently manage the projects.

         2. Travel - Client will reimburse Richard O. Weed for expenses in connection with out of town travel. However, Client will only reimburse for economy class travel and, where necessary, for the reasonable cost of a rental car. All related travel expenses, i.e., lodging and meals, must be reasonable under the circumstances.

         3. Filing Fees & Court Costs - Client will reimburse Richard O. Weed for expenses incurred in connection with filing fees and court costs, if any, but will not be responsible for sanctions or penalties imposed due to the conduct of Richard O. Weed.

Billing

         All bills will include a summary statement of the kinds of services rendered during the relevant period. Client expects that Richard O. Weed will maintain back-up documentation for all expenses. Client expects to be billed monthly or at the conclusion of each project and expects to pay Richard O. Weed's invoices as described below.

Payment

         As payment for services and costs, Client has suggested and Richard O. Weed has agreed, that Client place a block of 10,000 shares of free trading company stock in Richard O. Weed's name with a national securities broker. At least once a month, Richard O. Weed will send Client a statement for fees and costs, with written notice to the brokerage firm of the dollar amount of such statement. Unless objection is made to the bill, sufficient company stock, net of commission, shall then be liquidated forthwith at the prevailing market rate to satisfy such statement. Richard O. Weed, has not been engaged to perform, nor will Mr. Weed agree to perform any services in connection with a capital raising transaction. The rules and regulations of the United States Securities and Exchange Commission do not allow the use of a Form S-8 registration statement under such circumstances.

         In the course of Richard O. Weed's representation of the company, if all the stock is liquidated, a new block of stock sufficient to cover projected fees and costs, in an amount contemporaneously agreed to by the parties, will again be placed with the brokerage firm, under the terms and conditions outlined above. At the conclusion of Richard O. Weed's representation of Client and the payment of all final fees and costs, any unused stock shall forthwith be returned to Client.

         Client has agreed to promptly register such blocks of stock pursuant to Form S-8 at its own expense and deliver such stock to the brokerage firm upon the filing and effectiveness of the Form S-8 Registration Statement.

Stock Option

         As an incentive for Richard O. Weed to represent the Client and to increase Richard O. Weed's proprietary interest in the success of the Company, thereby encouraging him to maintain his relationship with the Company, the Client hereby grants to Richard O. Weed the option to purchase up to 120,000 shares of the Client's $.0001 par value common stock at a price of $2.80 per share (the "Option"). The Option is non-transferable and will expire unless exercised on or before December 31, 2002. Client has agreed to promptly register the shares of common stock underlying the Stock Option on Form S-8 at its own expense.

Involvement of Client

         Client expects to be kept closely involved with the progress of Richard
O. Weed's services in this matter. Richard O. Weed will keep Client apprised of all material developments in this matter, and, in the case of litigation or administrative proceedings, will provide sufficient notice to enable a representative to attend meetings, conferences, hearings and other proceedings. A copy of all correspondence in the course of Richard O. Weed's services will be forwarded to Client.

         There may be times when Richard O. Weed will need to obtain information from Client. All requests for access to documents, employees, or other information shall be granted without unreasonable delay. At the conclusion of this matter, all documents obtained shall be returned upon request.

Termination

         Client shall have the right to terminate Richard O. Weed's engagement by written notice at any time. Richard O. Weed has the same right to terminate this engagement, subject to an obligation to give Client reasonable notice to permit it to obtain alternative representation or services and subject to applicable ethical provisions. Richard O. Weed will be expected to provide reasonable assistance in effecting a transfer of responsibilities to the new firm.

Dated:    January 13, 1999

MediaX Corporation

By:  /s/       Rainer Poertner
     -----------------------------
     Name:     Rainer Poertner
     Title:    Chairman

Archer & Weed

By:  /s/       Richard O. Weed
     -----------------------------
     Name:     Richard O. Weed
     Title:    Special Project Counsel

                                   EXHIBIT 10B

                      FEE AGREEMENT FOR ACCOUNTING SERVICES

         This agreement is between Mediax Corporation, a Nevada Corporation ("Client"), whose address is 8522 National Boulevard, Suite 110, Culver City,California 90049 and Steven H. Dong, an individual ("Consultant") whose address is 4695 MacArthur Court, Suite #530, Newport Beach, California 92660.

         Consultant has agreed to provide accounting services to Client with respect to any and all accounting matters or special projects referred to Consultant by Client from time to time. This agreement is made in advance as to the conditions and guidelines that will govern the relationship between the parties.

         The services that Consultant will provide shall be in accordance with the following terms and conditions:

Professional Fees
         Consultant's rate is $ 100 per hour. It is anticipated that Client and Consultant will agree on a fixed fee for special projects from time to time and such fixed fee arrangements for special projects will be agreed to in writing. Client understands Consultant's billing rate may be reasonably adjusted from time to time, but not more frequently than annually. Notice of any such adjustments will be given within a reasonable time. Client further understands that during the course of Consultant's engagement, it may be necessary or advisable to delegate various portions of this matter to others.

Costs and Expenses
         Client understands that in the course of providing services, it may be necessary for Consultant to incur certain costs or expenses. Client will reimburse Consultant for certain costs or expenses actually incurred and reasonably necessary for completing the assigned matter, as long as the charges for costs and expenses are competitive with other sources of the same products or services.

Billing
         All bills will include a summary statement of the kinds of services rendered during the relevant period. Client expects that Consultant will maintain back-up documentation for all expenses. Client expects to be billed monthly or at the conclusion of each project and expects to pay Consultant's invoices as described below.

Payment
         As payment for services and costs, Client and Consultant has agreed, that Client place a block of 10,000 shares of free trading company stock in Consultant's name with a national securities broker. At least once a month, Consultant will send Client a statement for fees and costs, with written notice to the brokerage firm of the dollar amount of such statement. Unless objection is made to the bill, sufficient company stock, net of commission, shall then be liquidated forthwith at the prevailing market rate to satisfy such statement. Consultant, has not been engaged to perform, nor will Consultant agree to perform any services in connection with a capital raising transaction. The rules and regulations of the United States Securities and Exchange Commission do not allow the use of a Form S-8 registration statement under such circumstances.

         In the course of Consultant's representation of the company, if all the stock is liquidated, a new block of stock sufficient to cover projected fees and costs, in an amount contemporaneously agreed to by the parties, will again be placed with the brokerage firm, under the terms and conditions outlined above.

At the conclusion of Consultant's representation of Client and the payment of all final fees and costs, any unused stock shall forthwith be returned to Client.

         Client has agreed to promptly register such blocks of stock pursuant to Form S-8 at its own expense and deliver such stock to the brokerage firm upon the filing and effectiveness of the Form S-8 Registration Statement.

Involvement of Client
         Client expects to be kept closely involved with the progress of Consultant's services in this matter. Consultant will keep Client appraised of all material developments in this matter.

         There may be times when Consultant will need to obtain information from Client. All requests for access to documents, employees, or other information shall be granted without unreasonable delay. At the conclusion of this matter, all documents obtained shall be returned upon request.

Indemnification
         The Client agrees that it will indemnify, defend and hold the Consultant harmless from and against all demands, claims, actions, prosecutions, losses, damages, liabilities, costs and expenses, including without limitation interest, penalties, and attorney's fees and expenses, asserted against, resulting to, imposes upon or incurred by Consultant, directly and indirectly, resulting from any dispute, claim, suit, proceeding, or cause of action arising from or in any way connected to the providing of services to the Client.

Termination
         Client shall have the right to terminate Consultant's engagement by written notice at any time. Consultant has the same right to terminate this engagement, subject to an obligation to give Client reasonable notice to permit it to obtain alternative services. Consultant will be expected to provide reasonable assistance in effecting a transfer of responsibilities to the new consultant.

Disputes
         The laws of the State of California shall govern the interpretation of this agreement, including all rules or codes of ethics that apply to the provision of services. All disputes between the Client and Consultant arising out of this engagement which cannot be settled, shall be resolved through binding arbitration in Orange County, California in accordance with the rules for resolution of commercial disputes, then in effect, of the American Arbitration Association, and judgment upon the award may be entered in any Court having jurisdiction thereof. It is further agreed that the arbitrators may, in their sole discretion, award attorneys' fees to the prevailing party.

"Client"                                          "Consultant"

/s/  Rainer Poertner                              /s/  Steven H. DOng
----------------------------------                -----------------------------
     Rainer Poertner, Chairman                         Steven H. Dong
     Mediax Corporation, a Nevada corporation          February 6, 1999
     February 16, 1999

                                   EXHIBIT 10C

                             1996 STOCK OPTION PLAN

                              ZEITGEIST WERKS, INC.
                             1996 STOCK OPTION PLAN
                                1,000,000 SHARES

         This Stock Option Plan was adopted this 18th day of April 1996, by Zeitgeist Werks, Inc. upon the following terms and conditions:

         1. Definitions. Except as otherwise provided in this Plan, t he following capitalized terms shall have the respective meanings hereafter ascribed to them:

         (a)      "Board" shall mean the Board of Directors of the Corporation;

         (b) "Code" shall mean the Internal Revenue Code of 1986, as amended;

         (c) "Consultant" shall mean a person who provides services to the Corporation as an independent contractor;

         (d) "Corporation" means Zeitgeist Werks, Inc. and each and all of any present and future subsidiaries;

         (e) "Date of Grant" shall mean, for each participant in the Plan, the date on which the Board approves the specific grant of stock options to that participant;

         (f) "Employee" shall be an employee of the Corporation or any subsidiary of the Corporation;

         (g) "Grantee" shall mean the recipient of an Incentive Stock Option under the Plan;

         (h) "Incentive Stock Option" shall refer to a stock option which qualifies under Section 422 of the Code.

         (i) "Non-statutory Option" shall mean an option which is not an Incentive Stock Option;

         (j) "Shares" shall mean the Corporation's common stock, $.0001 par value;

         (k)      "Shareholders" shall mean owners of record of any Shares; and

         2. Purpose. The purpose of this Stock Option Plan (the "Plan") is two-fold. First, the Plan will further the interests of the Corporation and its shareholders by providing incentives in the form of stock options to employees who contribute materially to the success and profitability of the Corporation. Such stock options will be granted to recognize and reward outstanding individual performances and contributions and will give selected employees and interest in the Corporation parallel to that of the shareholders, thus enhancing their proprietary interest in the Corporation's continued success and progress. This program also will enable the Corporation to attract and retain experienced employees. Second, the Plan will provide the Corporation flexibility and the means to reward directors and consultants who render valuable contributions to the Corporation.

         3. Administration. This Plan will be administered by the Board. The Board has the exclusive power to select the participants in this Plan, fix the awards to each participant, and make all other determinations necessary or advisable under the Plan, to determine whether the performance of an eligible employee warrants an award under this Plan, and to determine the amount and duration of the award. The Board has full and exclusive power to construct and interpret this Plan, to proscribe, amend and rescind rules and regulations relating to this Plan, and to take all actions necessary or advisable for this Plan's administration. The Board shall have full power and authority to determine, and at the time such option is granted shall clearly set forth, whether the option shall be an Incentive Stock Option or a Non-statutory Option. Any such determination made by the Board will be final and binding on all persons. A member of the Board will not be liable for performing any act or making any determination required by or pursuant to the Plan, if such act or determination is made in good faith.

         4. Any employee, officer, director or consultant that the Board, in its sole discretion, designates is eligible to participate in this Plan. However, only key employees of the Corporation shall be eligible to receive grants of Incentive Stock Options. The Board's designation of a person as a participant in any year does not require the Board to designate that person to receive an award under this Plan in any other year or, if so designated, to receive the same award as any other participant in any year. The Board may consider such factors as it deems pertinent in selecting participants and in determining the amount of their respective awards, including, but without being limited to: (a) the financial condition of the Corporation; (b) expected profits for the current or future years; (c) the contributions of a prospective participant to the profitability and success of the Corporation; and (d) the adequacy of the prospective participant's other compensation. The Board, to its discretion, may grant benefits to a participant under this Plan, even though stock, stock options, stock appreciation rights or other benefits previously were granted to him under this or another plan of the Corporation, whether or not the previously granted benefits have been exercised, but the participant may hold such options only on the terms and subject to the restrictions hereafter set forth.

         5. Kinds of Benefits. Awards under this Plan, if any, will be granted in options to acquire Shares as described below.

         6. Options' Expiration: Limitations. Any Incentive Stock Option granted under this Plan shall automatically expire ten years after the Date of Grant or at such earlier time as may be described in Article 9 or directed by the Board in the grant of the option. Notwithstanding the preceding sentence, no Incentive Stock Option granted to a Shareholder who owns, as of the Date of Grant, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation shall, in any event, be exercisable after the expiration of five years from the Date of Grant. For the purpose of determining under any provision of this Plan whether a Shareholder owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation, such Shareholder shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants, and stock owned, directly or indirectly by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.

         Upon the exercise of an option, the Corporation shall deliver to the participant certificates representing authorized but unissued Shares. The cumulative total number of shares which may be subject to options issued and outstanding pursuant to this Plan is limited to 1,000,000 shares. This amount automatically will be adjusted in accordance with Article 21 of this Plan. If an option is terminated, in whole or in part, for any reason other than its exercise, the Board may reallocate the shares subject to that option (or to the part thereof so terminated) to one or more other options to be granted under this Plan.

         7. Option Exercise Price. Each option shall state the option price, which shall be not less than 100% of the fair market value of the Shares on the Date of Grant or the par value thereof whichever is greater. Notwithstanding the preceding sentence, in the case of a grant of an Incentive Stock Option to an employee who, as of the Date of Grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or its Parent or Subsidiaries, the option price shall not be less than 110% of the fair market value of the Shares on the Date of Grant or the par value thereof, whichever is greater.

         During such time as the Shares are not traded in any securities market, the fair market value per share shall be determined by a good faith effort of the Board, using its best efforts and judgment. During such time as the Shares are traded in a securities market but not listed upon an established stock exchange, the fair market value per share shall be the mean between dealer "bid" and "ask" prices in the securities market in which it is traded on the Date of Grant, as reported by the National Association of Securities Dealers, Inc. If the Shares are listed upon an established stock exchange or exchanges such fair market value shall be deemed to be the highest closing price on such stock exchange or exchanges on the Date of Grant, or if no sale of any Shares shall have been made on any stock exchange on that day, on the next preceding day on which there was such a sale. Subject to the foregoing, the Board shall have full authority and discretion to fixing the option price and shall be fully protected in doing so.

         8. Maximum Option Exercise. The aggregate fair market value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time by a grantee during any calendar year (under all such plans of the Corporation and its parent or subsidiary, if any) shall not exceed $100,000. For purposes of this Article 8, the value of stock acquired through the exercise of Non-statutory Options shall not be included in the computation of the aggregate fair market value.

         9.       Exercise of Options.

                  (a) No stock option granted under this Plan may be exercised before the Grantee's completion of such period of services as may be specified by the Board on the Date of Grant. Furthermore, the timing of the exercise of any option granted under this Plan may be subject to a vesting schedule based upon years of service or an expiration schedule as may be specified by the Board on the Date of Grant. Thereafter, or if no such period is specified subject to the provisions of subsections (c), (d), (e), (f) and (g) of this Article 9, the Grantee may exercise the option in full or in part at any time until expiration of the option.

                  A Grantee cannot exercise an Incentive Stock Option granted under this Plan unless, at the time of exercise, he has been continuously employed by the Corporation since the date the option was granted. The Board may decide in each case to what extent bona fide leaves of absence for illness, temporary disability, government or military service, or other reasons will not be deemed to interrupt continuous employment.

         (b) Unless an Option specifically provides to the contrary, all options granted under this Plan shall immediately become exercisable in full in the event of the consummation of any of the following transactions:

                  (i) A merger or acquisition in which the Company is not the surviving entity;

                  (ii) The sale, transfer or other disposition of all or substantially all of the assets of the Company; or

                  (iii) Any merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is issued to holders different from those who held the stock immediately prior to such merger.

         (c) Except as provided in subsections (d), (e) and (f) of this Article 9, a Grantee cannot exercise an Incentive Stock Option after he ceases to be an employee of the Corporation, unless the Board, in its sole discretion, grants the recipient an extension of time to exercise the Incentive Stock Option after cessation of employment. The extension of time of exercise that may be granted by the Board under this subsection (c) shall not exceed three months after the date on which the Grantee ceases to be an employee and in no case shall extend beyond the stated expiration date of the option.

         (d) If the employment of a Grantee is terminated by the Corporation for a cause as defined in subsection (i) of this Article 9, all rights to any stock option granted under this Plan shall terminate, including but not limited to the ability to exercise such stock options.

         (e) If a Grantee ceases to be an employee as a result of retirement, he may exercise the Incentive Stock Option within three months after the date on which he ceases to be an employee, (but no later than the stated expiration date of the option) to the extent that the Incentive Stock Option was exercisable when he ceased to be an employee. An employee shall be regarded as retired if he terminates employment after his sixty-fifth birthday.

         (f) If a Grantee ceases to be an employee because of disability (within the meaning of Section 105(d)(4) of the Code), or if a Grantee dies, and if at the time of the Grantee's disability or death he was entitled to exercise an Incentive Stock Option granted under this Plan, the Incentive Stock Option can be exercised within 12 months after his death or termination of employment on account of disability (but no later than the stated expiration date of the option), by the Grantee in the case of disability or, in the case of death, by his personal representative, estate or the person who acquired by gift, bequest or inheritance his right to exercise the Incentive Stock Option. Such options can be exercised only as to the number of shares for which they could have been exercised at the time the Grantee died or became disabled.

         (g) With respect to Non-statutory Options granted to Board members, the Board may provide on the Date of the Grant that such options will expire a specified number of days after such Board member ceases to be a member of the Board. In the absence of any such provision, the option will expire on the stated expiration date of the option.

         (h) Any stock option granted under this Plan will terminate, as a whole or in part, to the extent that, in accordance with this Article 9, it no longer can be exercised.

                  (i) For purposes of this Article 9, "cause" shall mean the following:

                           (1) Fraud or criminal misconduct;

                           (2)      Gross negligence;

                           (3) Willful or continuing disregard for the safety or
                  soundness of the Corporation;

                           (4) Willful or continuing  violation of the published
                  rules of the Corporation.

         10. Method of Exercise. Each option granted under this Plan will be deemed to be exercised when the holder of it indicates his decision to do so in writing delivered to the Corporation and concurrently tenders to the Corporation full payment in cash or by certified check for the shares to be purchased pursuant to the exercise of the option and complies with such other reasonable requirements as the Board establishes pursuant to this Plan. No person, personal representative, estate or other entity will have the rights of a shareholder with respect to shares subject to an option granted under this Plan until a certificate or certificates for the shares have been delivered to the person exercising the option.

         Any option granted under this Plan may be exercised as to any lesser number of shares than the full amount for which such option has been granted. A partial exercise of an option will not affect the Grantee's rights to exercise the option from time to time in accordance with this Plan as to the remaining shares subject to the option.

         11. Taxes; Compliance with Law; Approval of Regulatory Bodies. The Corporation, if necessary or, may pay or withhold the amount of any tax attributable to any amount payable or shares deliverable under this Plan and the Corporation may defer making payment on delivery until it is indemnified to its satisfaction for that tax. Stock options are exercisable, and shares can be delivered under this Plan, only in compliance with all applicable federal and state laws and regulations, including, without limitation, state and federal securities laws, and the rules of all stock exchanges on which the Corporation's shares are listed at any time. Any certificate issued pursuant to options granted under this Plan shall bear such legends and statements as the Board deems advisable to assure compliance with federal and state laws and regulations. No option may be exercised, and shares may not be issued under this Plan, until the Corporation has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matters as the Board deems advisable.

         Specifically, in the event that the Corporation deems it necessary or desirable to file a registration statement with the Securities and Exchange Commission or any State Securities Commission, no option granted under this Plan may be exercised, and shares may not be issued, until the Corporation has obtained the consent or approval of such Commission.

         In the case of the exercise of an option by a person or estate acquiring by bequest or inheritance the right to exercise such option, the Board may require reasonable evidence as to the ownership of the option and may require such consents and releases of taxing authorities as the Board deems advisable.

         12.  Assignability.   Each  option  granted  under  this  Plan  is  not
transferable other than by will or the laws of descent and distribution. Each option is exercisable during the life of the Grantee only by him.

         13. Tenure. A participant's rights, if any, to continue to serve the Corporation as an officer, employer or otherwise, will not be enlarged or otherwise affected by his designation as a participant under this Plan, and such designation will not in any way restrict the right of the Corporation to terminate at any time the employment or affiliation of any participant for cause or otherwise.

         14. Amendment and Termination of Plan. The Board may alter, amend or terminate this Plan from time to time without approval of the shareholders. However, without the approval of the shareholders, no amendment will be effective that:

                  (a) materially increases the benefits accruing to participants under this Plan;

                  (b) increases the cumulative number of shares that may be delivered upon the exercise of options granted under this Plan or the aggregate fair market value of options which a participant may exercise in any calendar year:

                  (c) materially modifies the eligibility requirements for participants in this Plan; or

                  (d)  amends the  requirements  of  paragraphs  (a)-(c) of this
         Article 14.

         Any amendment whether with or without the approval of shareholders, that alters the terms or provisions of an option granted before the amendment will be effective only with the consent of the participant to whom the option was granted or the holder currently entitled to exercise it, except for adjustments expressly authorized by this Plan.

         15. Expenses of Plan. The expenses of this Plan will be borne by the Corporation.

         16. Duration of Plan. Options may only be granted under this Plan during the ten years immediately following the earlier of the adoption of this Plan or its approval by the Shareholders. Options granted during that ten year period will remain valid thereafter in accordance with their terms and the provisions of this Plan.

         17. Other Provisions. The option agreements authorized under this Plan shall contain such other provisions including, without limitation, restrictions upon the exercise of the option, as the Board shall deem advisable. Any such option agreements, which are amended to be "Incentive Stock Options" shall contain such limitations and restrictions upon the exercise of the option as shall be necessary in order that such option will be an "Incentive Stock Option" as defined in Section 422 of the Code.

         18. Indemnification of the Board. In addition to such other rights of indemnification as they may have as directors, the members of the Board shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after the institution of any such action, suit or proceeding a director shall in writing offer the Corporation the opportunity, at its own expenses, to handle and defend the same.

         19. Application of Funds. The proceeds received by the Corporation from the sale of stock pursuant to options granted under this Plan will be used for general corporate purposes.

         20. No Obligation to Exercise Option. The granting of an option shall impose no obligation upon the Grantee to exercise such option.

         21. Adjustment Upon Change of Shares. If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering, or other event affecting shares of the Corporation occur, then the number and class of shares to which options are authorized to be granted under this Plan, the number and class of shares then subject to options previously granted under this Plan, and the price per share payable upon exercise of each option outstanding under this Plan shall be equitably adjusted by the Board to reflect such changes.

         22. Number and Gender. Unless otherwise clearly indicated in this Plan, words in the singular or plural shall include the plural and singular, respectively, where they would so apply, and words in the masculine or neuter gender shall include the feminine, masculine or neuter gender where applicable.

         23. Applicable Law. The validity, interpretation and enforcement of this Plan are governed in all respects by the laws of Nevada.

         24. Effective Date of Plan. This Plan shall not take effect until adopted by the Board. This Plan shall terminate if it is not approved by the holders of a majority of the outstanding shares of the capital stock of the Corporation, which approval must occur within the period beginning twelve months before and ending twelve months after this Plan is adopted by the Board.

                                        ZEITGEIST WERKS, INC.

                                        By:  /s/  Nancy Poertner
                                             ----------------------------------
                                                  Nancy Poertner, Secretary

         I hereby certify that the foregoing Stock Option Plan was ap roved by the Board of Directors of Zeitgeist Werks, Inc. the 18th day of April 1996.

                                             /s/  Nancy Poertner
                                             ----------------------------------
                                                  Nancy Poertner, Secretary

         I hereby certify that the foregoing Stock Option Plan was approved by the Shareholders of Zeitgeist Werks, Inc. the 18th day of April 1996.

                                             /s/  Nancy Poertner
                                             ----------------------------------
                                                  Nancy Poertner, Secretary

                       AMENDMENT TO 1996 STOCK OPTION PLAN
                      OF MEDIAX CORPORATION (the "Company")

WHEREAS on April 18, 1996 the Company adopted its 1996 Stock Option Plan;

WHEREAS in November 1998, the Company's board of directors authorized a reverse split of the Company's common stock which became effective on November 18, 1998; and

WHEREAS it is in the best interest of the Company to amend its 1996 Stock Option Plan;

NOW THEREFORE, the Company hereby amends its 1996 Stock Option Plan so that it reads as follows:

                               MEDIAX CORPORATION
                       1996 STOCK OPTION PLAN (as amended)
                                 500,000 SHARES

         This Stock Option Plan was adopted this 1st day of December 1998, by MediaX Corporation upon the following terms and conditions:

         1. Definitions. Except as otherwise provided in this Plan, t he following capitalized terms shall have the respective meanings hereafter ascribed to them:

                  (a)  "Board"   shall  mean  the  Board  of  Directors  of  the
         Corporation;

                  (b) "Code" shall mean the Internal Revenue Code of 1986, as amended;

                  (c) "Consultant" shall mean a person who provides services to the Corporation as an independent contractor;

                  (d) "Corporation" means Zeitgeist Werks, Inc. and each and all of any present and future subsidiaries;

                  (e) "Date of Grant" shall mean, for each participant in the Plan, the date on which the Board approves the specific grant of stock options to that participant;

                  (f) "Employee" shall be an employee of the Corporation or any subsidiary of the Corporation;

                  (g) "Grantee" shall mean the recipient of an Incentive Stock Option under the Plan;

                  (h) "Incentive Stock Option" shall refer to a stock option which qualifies under Section 422 of the Code.

                  (i) "Non-statutory Option" shall mean an option which is not an Incentive Stock Option;

                  (j) "Shares" shall mean the Corporation's common stock, $.0001 par value;

                  (k) "Shareholders" shall mean owners of record of any Shares; and

         2. Purpose. The purpose of this Stock Option Plan (the "Plan") is two-fold. First, the Plan will further the interests of the Corporation and its shareholders by providing incentives in the form of stock options to employees who contribute materially to the success and profitability of the Corporation. Such stock options will be granted to recognize and reward outstanding individual performances and contributions and will give selected employees and interest in the Corporation parallel to that of the shareholders, thus enhancing their proprietary interest in the Corporation's continued success and progress. This program also will enable the Corporation to attract and retain experienced employees. Second, the Plan will provide the Corporation flexibility and the means to reward directors and consultants who render valuable contributions to the Corporation.

         3. Administration. This Plan will be administered by the Board. The Board has the exclusive power to select the participants in this Plan, fix the awards to each participant, and make all other determinations necessary or advisable under the Plan, to determine whether the performance of an eligible employee warrants an award under this Plan, and to determine the amount and duration of the award. The Board has full and exclusive power to construct and interpret this Plan, to proscribe, amend and rescind rules and regulations relating to this Plan, and to take all actions necessary or advisable for this Plan's administration. The Board shall have full power and authority to determine, and at the time such option is granted shall clearly set forth, whether the option shall be an Incentive Stock Option or a Non-statutory Option. Any such determination made by the Board will be final and binding on all persons. A member of the Board will not be liable for performing any act or making any determination required by or pursuant to the Plan, if such act or determination is made in good faith.

         4. Any employee, officer, director or consultant that the Board, in its sole discretion, designates is eligible to participate in this Plan. However, only key employees of the Corporation shall be eligible to receive grants of Incentive Stock Options. The Board's designation of a person as a participant in any year does not require the Board to designate that person to receive an award under this Plan in any other year or, if so designated, to receive the same award as any other participant in any year. The Board may consider such factors as it deems pertinent in selecting participants and in determining the amount of their respective awards, including, but without being limited to: (a) the financial condition of the Corporation; (b) expected profits for the current or future years; (c) the contributions of a prospective participant to the profitability and success of the Corporation; and (d) the adequacy of the prospective participant's other compensation. The Board, to its discretion, may grant benefits to a participant under this Plan, even though stock, stock options, stock appreciation rights or other benefits previously were granted to him under this or another plan of the Corporation, whether or not the previously granted benefits have been exercised, but the participant may hold such options only on the terms and subject to the restrictions hereafter set forth.

         5. Kinds of Benefits. Awards under this Plan, if any, will be granted in options to acquire Shares as described below.

         6. Options' Expiration: Limitations. Any Incentive Stock Option granted under this Plan shall automatically expire ten years after the Date of Grant or at such earlier time as may be described in Article 9 or directed by the Board in the grant of the option. Notwithstanding the preceding sentence, no Incentive Stock Option granted to a Shareholder who owns, as of the Date of Grant, stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation shall, in any event, be exercisable after the expiration of five years from the Date of Grant. For the purpose of determining under any provision of this Plan whether a Shareholder owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation, such Shareholder shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants, and stock owned, directly or indirectly by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries.

         Upon the exercise of an option, the Corporation shall deliver to the participant certificates representing authorized but unissued Shares. The cumulative total number of shares which may be subject to options issued and outstanding pursuant to this Plan is limited to 1,000,000 shares. This amount automatically will be adjusted in accordance with Article 21 of this Plan. If an option is terminated, in whole or in part, for any reason other than its exercise, the Board may reallocate the shares subject to that option (or to the part thereof so terminated) to one or more other options to be granted under this Plan.

         7. Option Exercise Price. Each option shall state the option price, which shall be not less than 100% of the fair market value of the Shares on the Date of Grant or the par value thereof whichever is greater. Notwithstanding the preceding sentence, in the case of a grant of an Incentive Stock Option to an employee who, as of the Date of Grant, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation or its Parent or Subsidiaries, the option price shall not be less than 110% of the fair market value of the Shares on the Date of Grant or the par value thereof, whichever is greater.

         During such time as the Shares are not traded in any securities market, the fair market value per share shall be determined by a good faith effort of the Board, using its best efforts and judgment. During such time as the Shares are traded in a securities market but not listed upon an established stock exchange, the fair market value per share shall be the mean between dealer "bid" and "ask" prices in the securities market in which it is traded on the Date of Grant, as reported by the National Association of Securities Dealers, Inc. If the Shares are listed upon an established stock exchange or exchanges such fair market value shall be deemed to be the highest closing price on such stock exchange or exchanges on the Date of Grant, or if no sale of any Shares shall have been made on any stock exchange on that day, on the next preceding day on which there was such a sale. Subject to the foregoing, the Board shall have full authority and discretion to fixing the option price and shall be fully protected in doing so.

         8. Maximum Option Exercise. The aggregate fair market value (determined as of the Date of Grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time by a grantee during any calendar year (under all such plans of the Corporation and its parent or subsidiary, if any) shall not exceed $100,000. For purposes of this Article 8, the value of stock acquired through the exercise of Non-statutory Options shall not be included in the computation of the aggregate fair market value.

         9.       Exercise of Options.

         (a) No stock option granted under this Plan may be exercised before the Grantee's completion of such period of services as may be specified by the Board on the Date of Grant. Furthermore, the timing of the exercise of any option granted under this Plan may be subject to a vesting schedule based upon years of service or an expiration schedule as may be specified by the Board on the Date of Grant. Thereafter, or if no such period is specified subject to the provisions of subsections (c), (d), (e), (f) and (g) of this Article 9, the Grantee may exercise the option in full or in part at any time until expiration of the option.

                  A Grantee cannot exercise an Incentive Stock Option granted under this Plan unless, at the time of exercise, he has been continuously employed by the Corporation since the date the option was granted. The Board may decide in each case to what extent bona fide leaves of absence for illness, temporary disability, government or military service, or other reasons will not be deemed to interrupt continuous employment.

         (b) Unless an Option specifically provides to the contrary, all options granted under this Plan shall immediately become exercisable in full in the event of the consummation of any of the following transactions:

                  (i) A merger or acquisition in which the Company is not the surviving entity;

                  (ii) The sale, transfer or other disposition of all or substantially all of the assets of the Company; or

                  (iii) Any merger in which the Company is the surviving entity but in which fifty percent (50%) or more of the Company's outstanding voting stock is issued to holders different from those who held the stock immediately prior to such merger.

                  (c) Except as provided in subsections (d), (e) and (f) of this
         Article 9, a Grantee cannot exercise an Incentive Stock Option after he ceases to be an employee of the Corporation, unless the Board, in its sole discretion, grants the recipient an extension of time to exercise the Incentive Stock Option after cessation of employment. The extension of time of exercise that may be granted by the Board under this subsection (c) shall not exceed three months after the date on which the Grantee ceases to be an employee and in no case shall extend beyond the stated expiration date of the option.

                  (d) If the employment of a Grantee is terminated by the Corporation for a cause as defined in subsection (i) of this Article 9, all rights to any stock option granted under this Plan shall terminate, including but not limited to the ability to exercise such stock options.

                  (e) If a Grantee ceases to be an employee as a result of retirement, he may exercise the Incentive Stock Option within three months after the date on which he ceases to be an employee, (but no later than the stated expiration date of the option) to the extent that the Incentive Stock Option was exercisable when he ceased to be an employee. An employee shall be regarded as retired if he terminates employment after his sixty-fifth birthday.

                  (f) If a Grantee ceases to be an employee because of disability (within the meaning of Section 105(d)(4) of the Code), or if a Grantee dies, and if at the time of the Grantee's disability or death he was entitled to exercise an Incentive Stock Option granted under this Plan, the Incentive Stock Option can be exercised within 12 months after his death or termination of employment on account of disability (but no later than the stated expiration date of the option), by the Grantee in the case of disability or, in the case of death, by his personal representative, estate or the person who acquired by gift, bequest or inheritance his right to exercise the Incentive Stock
         Option. Such options can be exercised only as to the number of shares for which they could have been exercised at the time the Grantee died or became disabled.

                  (g) With respect to Non-statutory Options granted to Board members, the Board may provide on the Date of the Grant that such options will expire a specified number of days after such Board member ceases to be a member of the Board. In the absence of any such provision, the option will expire on the stated expiration date of the option.

                  (h) Any stock option granted under this Plan will terminate, as a whole or in part, to the extent that, in accordance with this
         Article 9, it no longer can be exercised.

                  (i) For purposes of this Article 9, "cause" shall mean the following:

                           (1) Fraud or criminal misconduct;

                           (2)      Gross negligence;

                           (3) Willful or continuing disregard for the safety or
                  soundness of the Corporation;

                           (4) Willful or continuing  violation of the published
                  rules of the Corporation.

         10. Method of Exercise. Each option granted under this Plan will be deemed to be exercised when the holder of it indicates his decision to do so in writing delivered to the Corporation and concurrently tenders to the Corporation full payment in cash or by certified check for the shares to be purchased pursuant to the exercise of the option and complies with such other reasonable requirements as the Board establishes pursuant to this Plan. No person, personal representative, estate or other entity will have the rights of a shareholder with respect to shares subject to an option granted under this Plan until a certificate or certificates for the shares have been delivered to the person exercising the option.

         Any option granted under this Plan may be exercised as to any lesser number of shares than the full amount for which such option has been granted. A partial exercise of an option will not affect the Grantee's rights to exercise the option from time to time in accordance with this Plan as to the remaining shares subject to the option.

         11. Taxes; Compliance with Law; Approval of Regulatory Bodies. The Corporation, if necessary or, may pay or withhold the amount of any tax attributable to any amount payable or shares deliverable under this Plan and the Corporation may defer making payment on delivery until it is indemnified to its satisfaction for that tax. Stock options are exercisable, and shares can be delivered under this Plan, only in compliance with all applicable federal and state laws and regulations, including, without limitation, state and federal securities laws, and the rules of all stock exchanges on which the Corporation's shares are listed at any time. Any certificate issued pursuant to options granted under this Plan shall bear such legends and statements as the Board deems advisable to assure compliance with federal and state laws and regulations. No option may be exercised, and shares may not be issued under this Plan, until the Corporation has obtained the consent or approval of every regulatory body, federal or state, having jurisdiction over such matters as the Board deems advisable.

         Specifically, in the event that the Corporation deems it necessary or desirable to file a registration statement with the Securities and Exchange Commission or any State Securities Commission, no option granted under this Plan may be exercised, and shares may not be issued, until the Corporation has obtained the consent or approval of such Commission.

         In the case of the exercise of an option by a person or estate acquiring by bequest or inheritance the right to exercise such option, the Board may require reasonable evidence as to the ownership of the option and may require such consents and releases of taxing authorities as the Board deems advisable.

         12.  Assignability.   Each  option  granted  under  this  Plan  is  not
transferable other than by will or the laws of descent and distribution. Each option is exercisable during the life of the Grantee only by him.

         13. Tenure. A participant's rights, if any, to continue to serve the Corporation as an officer, employer or otherwise, will not be enlarged or otherwise affected by his designation as a participant under this Plan, and such designation will not in any way restrict the right of the Corporation to terminate at any time the employment or affiliation of any participant for cause or otherwise.

         14. Amendment and Termination of Plan. The Board may alter, amend or terminate this Plan from time to time without approval of the shareholders. However, without the approval of the shareholders, no amendment will be effective that:

                  (a) materially increases the benefits accruing to participants under this Plan;

                  (b) increases the cumulative number of shares that may be delivered upon the exercise of options granted under this Plan or the aggregate fair market value of options which a participant may exercise in any calendar year:

                  (c) materially modifies the eligibility requirements for participants in this Plan; or

                  (d)  amends the  requirements  of  paragraphs  (a)-(c) of this
         Article 14.

         Any amendment whether with or without the approval of shareholders, that alters the terms or provisions of an option granted before the amendment will be effective only with the consent of the participant to whom the option was granted or the holder currently entitled to exercise it, except for adjustments expressly authorized by this Plan.

         15. Expenses of Plan. The expenses of this Plan will be borne by the Corporation.

         16. Duration of Plan. Options may only be granted under this Plan during the ten years immediately following the earlier of the adoption of this Plan or its approval by the Shareholders. Options granted during that ten year period will remain valid thereafter in accordance with their terms and the provisions of this Plan.

         17. Other Provisions. The option agreements authorized under this Plan shall contain such other provisions including, without limitation, restrictions upon the exercise of the option, as the Board shall deem advisable. Any such option agreements, which are amended to be "Incentive Stock Options" shall contain such limitations and restrictions upon the exercise of the option as shall be necessary in order that such option will be an "Incentive Stock Option" as defined in Section 422 of the Code.

         18. Indemnification of the Board. In addition to such other rights of indemnification as they may have as directors, the members of the Board shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such director is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after the institution of any such action, suit or proceeding a director shall in writing offer the Corporation the opportunity, at its own expenses, to handle and defend the same.

         19. Application of Funds. The proceeds received by the Corporation from the sale of stock pursuant to options granted under this Plan will be used for general corporate purposes.

         20. No Obligation to Exercise Option. The granting of an option shall impose no obligation upon the Grantee to exercise such option.

         21. Adjustment Upon Change of Shares. If a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering, or other event affecting shares of the Corporation occur, then the number and class of shares to which options are authorized to be granted under this Plan, the number and class of shares then subject to options previously granted under this Plan, and the price per share payable upon exercise of each option outstanding under this Plan shall be equitably adjusted by the Board to reflect such changes.

         22. Number and Gender. Unless otherwise clearly indicated in this Plan, words in the singular or plural shall include the plural and singular, respectively, where they would so apply, and words in the masculine or neuter gender shall include the feminine, masculine or neuter gender where applicable.

         23. Applicable Law. The validity, interpretation and enforcement of this Plan are governed in all respects by the laws of Nevada.

         24. Effective Date of Plan. This Plan shall not take effect until adopted by the Board. This Plan shall terminate if it is not approved by the holders of a majority of the outstanding shares of the capital stock of the Corporation, which approval must occur within the period beginning twelve months before and ending twelve months after this Plan is adopted by the Board.

                                        MEDIAX CORPORATION

                                        By:  /s/  Nancy Poertner
                                             ----------------------------------
                                                  Nancy Poertner, Secretary

         I hereby certify that the foregoing Stock Option Plan was approved by the Board of Directors of MediaX Corporation on the 1st day of December 1998.

                                             /s/  Nancy Poertner
                                             ----------------------------------
                                                  Nancy Poertner, Secretary

                                  EXHIBIT 24.1

                  CONSENT OF RICHARD O. WEED TO USE OF OPINION

                                  ARCHER & WEED
                             Special Project Counsel

      4695 MACARTHUR COURT, SUITE 530, NEWPORT BEACH, CALIFORNIA 92660-2164
                TELEPHONE (949) 760-7424 FACSIMILE (949) 475-9087

WRITER'S DIRECT NUMBER
(949) 475-9086



March 17, 1999

Board of Directors
MediaX Corporation
8522 National Boulevard
Suite 110
Culver City, CA 90232

         Re:  Form S-8

Gentlemen:

         I hereby consent to the filing of my opinion dated even date herewith as an Exhibit to the March 17, 1999, Form S-8 Registration Statement to be filed by MediaX Corporation

         I further consent to the reference to me and my opinion under the caption "Legal Opinion and Experts" in the Prospectus.

                                        Very truly yours,

                                        /s/  Richard O. Weed
                                        ---------------------------------------
                                             Richard O. Weed

                                  EXHIBIT 24.2

                                   CONSENT OF
                             DAVIS & CO., CPA'S, PC

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of MediaX Corporation on Form S-8 of our report dated March 6, 1998, appearing in the Annual Report on Form 10-KSB of MediaX Corporation for the year ended December 31, 1997 and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

                                        /s/  Davis & Co., CPA's, PC
                                        --------------------------------------
                                             Davis & Co., CPA's, PC

Englewood, CO
March 17, 1999